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                                                                    EXHIBIT 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the use of our report dated February 23, 2005, included in this Annual Report (Form 10-K) of Allegheny Technologies Incorporated for the year ended December 31, 2004, with respect to the consolidated financial statements, included in this Form 10-K.

We consent to the incorporation by reference in Registration Statement (as may be amended) Nos. 333-08235, 333-10225, 333-10227, 333-10229, 333-10245,
333-46695, 333-45965, 333-48649, 333-59161, 333-46796, 333-54712, 333-61210,
333-113820, and 333-121277 of our report dated February 23, 2005, with respect to the consolidated financial statements of Allegheny Technologies Incorporated, included herein, and our report dated February 23, 2005, with respect to Allegheny Technologies Incorporated management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Allegheny Technologies Incorporated, included in this Annual Report (Form 10-K) of Allegheny Technologies Incorporated.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
February 25, 2005